UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      May 17, 2013

ALBANY INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-10026	14-0462060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

216 Airport Drive, Rochester, New Hampshire	03867
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code       (518) 445-2200

1373 Broadway, Albany, New York, 12204
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the annual meeting of shareholders held May 17, 2013, there were three items subject to a vote of security holders: (1) the election of eight members of the Board of Directors of the Company; (2) the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor; and (3) the approval, by non-binding vote, of executive compensation.

1. In the vote for the election of eight members of the Board of Directors of the Company, the number of votes cast for, the number of votes withheld from, and broker non-votes as to each of the nominees were as follows:

	Number of Votes For		Number of Votes Withheld		Broker Non-Votes
Nominee	Class A	Class B	Class A	Class B	Class A	Class B
Joseph G. Morone	23,752,052	32,328,440	1,745,275	0	728,501	0
Christine L. Standish	15,306,855	32,328,440	10,190,472	0	728,501	0
Erland E. Kailbourne	23,757,349	32,328,440	1,739,978	0	728,501	0
John C. Standish	12,796,852	32,328,440	12,700,475	0	728,501	0
John R. Scannell	20,513,351	32,328,440	4,983,976	0	728,501	0
Katharine L. Plourde	25,136,949	32,328,440	360,378	0	728,501	0
John F. Cassidy, Jr.	20,640,172	32,328,440	4,857,155	0	728,501	0
Edgar G. Hotard	24,376,419	32,328,440	1,120,908	0	728,501	0

2. In the vote for the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor, the number of votes cast for, the number of votes cast against, the number cast as abstentions, and broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
58,107,907	443,840	2,521	-

3. In the vote to approve, by non-binding vote, executive compensation, the number of votes cast for, the number of votes cast against, the number cast as abstentions, and broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
46,259,218	11,335,572	230,977	728,501

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP.

		By:	/s/ John B. Cozzolino

Name: John B. Cozzolino
Title: Chief Financial Officer and Treasurer
(Principal Financial Officer)

Date:	May 22, 2013